FNF Reports Third Quarter 2026 Financial Results

Jacksonville, Fla. – (November 5, 2026) - Fidelity National Financial, Inc. (NYSE:FNF) (FNF or the Company), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (F&G), today reported financial results for the three months ended September 30, 2026.

Net earnings attributable to common shareholders for the third quarter were $633 million, or $2.37 per diluted share (per share), compared with net earnings of $358 million, or $1.33 per share, for the third quarter of 2025. Net earnings attributable to common shareholders include mark-to-market effects and non-recurring items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the third quarter were $352 million, or $1.32 per share, compared with $439 million, or $1.63 per share, for the third quarter of 2025.
•The Title Segment contributed $315 million for the third quarter, compared with $330 million for the third quarter of 2025
•The F&G Segment contributed $72 million for the third quarter, which reflects our approximately 72% ownership stake following the stock distribution at year-end, compared with $139 million for the third quarter of 2025, which reflected our approximately 82% ownership stake
•The Corporate Segment adjusted net loss was $7 million for the third quarter, before eliminating dividend income from F&G in the consolidated financial statements, compared with an adjusted net loss of $1 million for the third quarter of 2025
•FNF’s consolidated adjusted net earnings include significant income and expense items in the F&G Segment, as well as alternative investment portfolio short-term returns that differ from long-term return expectations. Please see “Segment Financial Results” for F&G, as well as the “Non-GAAP Measures and Other Information” section for further explanation

Company Highlights

•Title Segment continues to generate strong revenue and an industry leading margin despite dynamic environment: For the Title Segment, total revenue was $2.4 billion for the third quarter, compared with $2.3 billion for the third quarter of 2025. Total revenue, excluding recognized gains and losses, was $2.5 billion for the third quarter, a 7% increase over the third quarter of 2025. Our industry leading adjusted pre-tax title margin was 17.1% for the third quarter
•F&G Segment achieved assets under management before reinsurance of $76 billion: F&G’s assets under management before reinsurance were $76.2 billion as of September 30, 2026, a 7% increase over the third quarter of 2025. F&G’s gross sales were $3.0 billion, including record core retail sales of $2.1 billion, for the third quarter. Net sales were $1.4 billion for the third quarter
•Continued commitment to return capital to shareholders: FNF returned approximately $143 million of capital to shareholders in the third quarter through $138 million of common stock dividends and $5 million of share repurchases. This brought capital returned to shareholders in the first nine months of 2026 to approximately $561 million, through $417 million of dividends and $144 million of share repurchases. FNF ended the quarter with $545 million in cash and short-term liquid investments at the holding company

William P. Foley, II, Chairman, commented, “FNF delivered another quarter of strong execution across our Title and F&G businesses, demonstrating the strength of our franchises. Our Title business generated an industry leading adjusted pre-tax title margin of 17.1% despite continued pressure on residential transaction volumes, supported by disciplined expense management and strong commercial performance. At F&G, assets under management before reinsurance reached a record $76.2 billion, driven by record core retail sales of $2.1 billion. Together, these results demonstrate the ability of our businesses to generate attractive returns today, with meaningful upside as market conditions improve.”

Mr. Foley added, “Our businesses also continue to produce strong and consistent cash flow, providing the flexibility to invest for future growth while returning excess capital to shareholders. During the first nine months of 2026, FNF has returned approximately $561 million through dividends and share repurchases. This financial flexibility remains an important competitive advantage, allowing us to invest through market cycles while maintaining our continued commitment to return capital to shareholders.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	September 30, 2026	September 30, 2025	2026	2025
Total revenue	$3,578	$4,030	$10,855	$10,394
F&G AUM before reinsurance[1]	$76,232	$71,430	$76,232	$71,430
F&G assets under management (AUM)[1]	$56,212	$56,647	$56,212	$56,647
F&G gross sales[1]	$3,000	$4,238	$8,892	$11,246
F&G net sales[1]	$1,405	$2,800	$5,114	$7,725
Total assets	$114,692	$106,636	$114,692	$106,636
Adjusted pre-tax title margin	17.1%	17.8%	16.2%	15.3%
Net earnings attributable to common shareholders	$633	$358	$1,164	$719
Net earnings per share attributable to common shareholders	$2.37	$1.33	$4.34	$2.64
Adjusted net earnings[1]	$352	$439	$971	$970
Adjusted net earnings per share[1]	$1.32	$1.63	$3.62	$3.57
Weighted average common diluted shares	267	270	268	272
Total common shares outstanding	268	271	268	271
1 See definition of non-GAAP measures below

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services and home warranty.

Mike Nolan, Chief Executive Officer, said, “Our Title business delivered another strong quarter, generating adjusted pre-tax title earnings of $422 million and an industry leading adjusted pre-tax title margin of 17.1%. These results reflect the strength of our disciplined operating strategy and our ability to consistently outperform the broader market. Commercial remained a meaningful contributor, with revenue increasing 19% over the prior year, while our residential purchase business continued to outperform despite low transaction volumes. As we manage through this market cycle, we remain focused on maintaining our operating discipline and investing in the business to drive long-term growth and profitability.”

Mr. Nolan added, “We also continue to build on our differentiated technology platform to enhance the value, security and convenience of the real estate transaction experience. FNF provides essential services that extend well beyond the title insurance policy. We also manage the settlement process from start to finish. We are the rails on which real estate transactions run. Our investments in identity verification, property monitoring, inHere and AI are strengthening the way that transactions are executed, protected and experienced, while driving greater efficiency across our operations. Together, these investments are enhancing the value we provide to our business partners and customers while strengthening our competitive position for the long term.”

Third Quarter 2026 Highlights

•Total revenue was $2.4 billion, compared with $2.3 billion for the third quarter of 2025
•Total revenue, excluding recognized gains and losses, was $2.5 billion, a 7% increase over the third quarter of 2025
◦Direct title premiums were $755 million, an 11% increase over the third quarter of 2025
◦Agency title premiums were $915 million, a 3% increase over the third quarter of 2025
◦Commercial revenue was $463 million, a 19% increase over the third quarter of 2025
•Purchase orders opened increased 3% on a daily basis and purchase orders closed increased 2% on a daily basis compared with the third quarter of 2025
•Refinance orders opened decreased 11% on a daily basis and refinance orders closed increased 8% on a daily basis compared with the third quarter of 2025
•Commercial orders opened increased 2% and commercial orders closed increased 4% over the third quarter of 2025
•Total fee per file was $4,229 for the third quarter, a 6% increase over the third quarter of 2025

Third Quarter 2026 Financial Results

•Pre-tax title margin was 16.0% and industry leading adjusted pre-tax title margin was 17.1% for the third quarter, compared with 15.8% and 17.8%, respectively, for the third quarter of 2025
•Pre-tax earnings in Title for the third quarter were $391 million, compared with $359 million for the third quarter of 2025
•Adjusted pre-tax earnings in Title were $422 million for the third quarter, an increase of 3% over $410 million for the third quarter of 2025, driven primarily by higher direct operating revenue and agent premiums. Direct title operating revenue increased 11% and agent premiums increased 3% over the third quarter of 2025

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Conor Murphy, F&G’s Chief Executive Officer and President, commented, “F&G continued to build momentum in the third quarter, with record core retail sales driving assets under management before reinsurance to a record $76.2 billion. Importantly, we are generating this growth while maintaining our disciplined approach to pricing and profitability, prioritizing business that meets our return targets and allocating capital to the most attractive opportunities. Our diversified distribution platform and growing core retail franchise provide us with significant opportunities to continue scaling the business while maintaining our focus on profitability and returns.”

Mr. Murphy continued, “We also continue to make meaningful progress toward a more fee-based, higher margin and less capital intensive business while growing our core spread-based franchise. Our strong inforce book provides a stable foundation of earnings and capital generation, while our strategic reinsurance relationships and owned distribution platform provide additional sources of fee-based earnings and financial flexibility. Together, these capabilities give us multiple avenues to grow earnings and improve returns as we continue to scale the business.”

Third Quarter 2026

•AUM before flow reinsurance was $76.2 billion as of September 30, 2026, a 7% increase over $71.4 billion for the third quarter of 2025. This included retained AUM of $56.2 billion
•Gross sales were $3.0 billion for the third quarter, comprised of $2.3 billion core sales and nearly $700 million opportunistic sales, compared with $4.2 billion for the third quarter of 2025 which comprised of $2.2 billion core sales and a record $2.0 billion opportunistic sales; reflects our commitment to manage growth for the long-term
•Core sales were $2.3 billion for the third quarter reflects a record $2.1 billion of core retail (indexed annuities and indexed universal life) sales and steady momentum with $200 million of core institutional (pension risk transfer) sales
•Opportunistic sales were nearly $700 million for the third quarter, primarily comprised of funding agreements, compared to a record $2.0 billion in the third quarter of 2025, split between multiyear guaranteed annuities and funding agreements. Over the past year, we have de-emphasized multiyear guaranteed annuities sales due to returns below our threshold, as we maintain pricing discipline and prioritize capital allocation to the highest return opportunities. Opportunistic volumes vary quarter to quarter depending on economics and market opportunity
•Net sales were $1.4 billion for the third quarter, compared with $2.8 billion for the third quarter of 2025; reflects flow reinsurance in line with capital targets for multiyear guaranteed annuities and fixed indexed annuities
•    F&G Segment net earnings attributable to common shareholders were $535 million for the third quarter which included favorable mark-to-market movement, compared to net earnings of $98 million for the third quarter of 2025 which included unfavorable mark-to-market movement
•    F&G Segment adjusted net earnings attributable to common shareholders were $72 million for the third quarter, which reflects our approximately 72% ownership stake following the stock distribution at year-end, compared with $139 million for the third quarter of 2025, which reflected our approximately 82% ownership stake
◦    F&G Segment adjusted net earnings were $72 million for the third quarter of 2026. Investment income from alternative investments was $43 million, or $0.16 per share, below management’s current long-term expected return of approximately 12%
◦    F&G Segment adjusted net earnings were $139 million for the third quarter of 2025, including $11 million, or $0.04 per share, of significant income items. Investment income from alternative investments was $43 million, or $0.16 per share, below management’s long-term expected return
◦    As compared with the prior year quarter and excluding the above items, adjusted net earnings reflect consistent core spread as the business maintained disciplined pricing. Total product margin was reduced after reflecting the F&G Life Re (Bermuda) sale, as well as lower surrender charge fee income and higher other liability costs that include increased amortization expense, as expected. These items were partially offset by steady fees from accretive flow reinsurance and owned distribution margin, and disciplined expense management which continued to drive scale benefit

Conference Call
We will host a call with investors and analysts to discuss FNF’s third quarter of 2026 results on Friday, November 6, 2026, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; consumer spending; government spending; the volatility and strength of the capital markets; investor and consumer confidence; foreign currency exchange rates; commodity prices; inflation levels; changes in trade policy; tariffs and trade sanctions on goods; trade wars; supply chain disruptions; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission.
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2026
Direct title premiums	$755	$755	$—	$—	$—
Agency title premiums	915	915	—	—	—
Escrow, title related and other fees	1,083	700	350	33	—
Total title and escrow	2,753	2,370	350	33	—

Interest and investment income	796	93	698	33	(28)
Recognized gains and losses, net	29	(19)	83	(35)	—
Total revenue	3,578	2,444	1,131	31	(28)

Personnel costs	948	840	73	35	—
Agent commissions	711	711	—	—	—
Other operating expenses	442	386	30	26	—
Benefits & other policy reserve changes	26	—	26	—	—
Market risk benefit (gains) losses	(167)	—	(167)	—	—
Depreciation and amortization	238	41	191	6	—
Provision for title claim losses	75	75	—	—	—
Interest expense	60	—	42	18	—
Total expenses	2,333	2,053	195	85	—

Pre-tax earnings (loss)	$1,245	$391	$936	$(54)	$(28)

Income tax expense (benefit)	397	107	195	95	—
Earnings from equity investments	—	—	—	—	—
Non-controlling interests	215	9	206	—	—

Net earnings (loss) attributable to common shareholders	$633	$275	$535	$(149)	$(28)

EPS attributable to common shareholders - basic	$2.38

EPS attributable to common shareholders - diluted	$2.37

Weighted average shares - basic	266
Weighted average shares - diluted	267

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2026
Net earnings (loss) attributable to common shareholders	$633	$275	$535	$(149)	$(28)

Pre-tax earnings (loss)	$1,245	$391	$936	$(54)	$(28)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(122)	19	(176)	35	—
Market related liability adjustments	(652)	—	(652)	—	—
Purchase price amortization	26	12	13	1	—
Transaction and other costs	(2)	—	(2)	—	—

Adjusted pre-tax earnings (loss)	$495	$422	$119	$(18)	$(28)

Total non-GAAP, pre-tax adjustments	$(750)	$31	$(817)	$36	$—
Income taxes on non-GAAP adjustments	156	(7)	171	(8)	—
Non-controlling interest on non-GAAP adjustments	176	—	176	—	—
Deferred tax asset valuation allowance	23	16	7	—	—
Tax (benefit) expense related to change in FG tax basis	114	—	—	114	—
Total non-GAAP adjustments	$(281)	$40	$(463)	$142	$—

Adjusted net earnings (loss) attributable to common shareholders	$352	$315	$72	$(7)	$(28)

Adjusted EPS attributable to common shareholders - diluted	$1.32

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2025
Direct title premiums	$678	$678	$—	$—	$—
Agency title premiums	890	890	—	—	—
Escrow, title related and other fees	1,429	634	735	60	—
Total title and escrow	2,997	2,202	735	60	—

Interest and investment income	857	101	748	37	(29)
Recognized gains and losses, net	176	(38)	211	3	—
Total revenue	4,030	2,265	1,694	100	(29)

Personnel costs	899	766	79	54	—
Agent commissions	690	690	—	—	—
Other operating expenses	407	341	38	28	—
Benefits & other policy reserve changes	1,181	—	1,181	—	—
Market risk benefit (gains) losses	43	—	43	—	—
Depreciation and amortization	227	39	180	8	—
Provision for title claim losses	70	70	—	—	—
Interest expense	60	—	42	18	—
Total expenses	3,577	1,906	1,563	108	—

Pre-tax earnings (loss)	$453	$359	$131	$(8)	$(29)

Income tax expense (benefit)	90	90	11	(11)	—
Earnings from equity investments	26	29	—	(3)	—
Non-controlling interests	31	8	22	1	—

Net earnings (loss) attributable to common shareholders	$358	$290	$98	$(1)	$(29)

EPS attributable to common shareholders - basic	$1.33

EPS attributable to common shareholders - diluted	$1.33

Weighted average shares - basic	269
Weighted average shares - diluted	270

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2025
Net earnings (loss) attributable to common shareholders	$358	$290	$98	$(1)	$(29)

Pre-tax earnings (loss)	$453	$359	$131	$(8)	$(29)

Non-GAAP Adjustments
Recognized (gains) and losses, net	103	38	68	(3)	—
Market related liability adjustments	(37)	—	(37)	—	—
Purchase price amortization	45	13	29	3	—
Transaction costs	6	—	6	—	—
Adjusted pre-tax earnings (loss)	$570	$410	$197	$(8)	$(29)

Total non-GAAP, pre-tax adjustments	$117	$51	$66	$—	$—
Income taxes on non-GAAP adjustments	(26)	(13)	(13)	—	—
Non-controlling interest on non-GAAP adjustments	(12)	—	(12)	—	—
Deferred tax asset valuation allowance	2	2	—	—	—
Total non-GAAP adjustments	$81	$40	$41	$—	$—

Adjusted net earnings (loss) attributable to common shareholders	$439	$330	$139	$(1)	$(29)

Adjusted EPS attributable to common shareholders - diluted	$1.63

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2026
Direct title premiums	$2,105	$2,105	$—	$—	$—
Agency title premiums	2,670	2,670	—	—	—
Escrow, title related and other fees	3,367	1,982	1,259	126	—
Total title and escrow	8,142	6,757	1,259	126	—

Interest and investment income	2,429	270	2,139	104	(84)
Recognized gains and losses, net	284	(51)	341	(6)	—
Total revenue	10,855	6,976	3,739	224	(84)

Personnel costs	2,740	2,407	210	123	—
Agent commissions	2,068	2,068	—	—	—
Other operating expenses	1,300	1,120	104	76	—
Benefits & other policy reserve changes	1,659	—	1,659	—	—
Market risk benefit (gains) losses	(62)	—	(62)	—	—
Depreciation and amortization	672	113	539	20	—
Provision for title claim losses	215	215	—	—	—
Interest expense	182	—	124	58	—
Total expenses	8,774	5,923	2,574	277	—

Pre-tax earnings (loss) from continuing operations	$2,081	$1,053	$1,165	$(53)	$(84)

Income tax expense (benefit)	635	268	250	117	—
Earnings (loss) from equity investments	(1)	(1)	—	—	—
Non-controlling interests	281	21	260	—	—

Net earnings (loss) attributable to common shareholders	$1,164	$763	$655	$(170)	$(84)

EPS attributable to common shareholders - basic	$4.36

EPS attributable to common shareholders - diluted	$4.34

Weighted average shares - basic	267
Weighted average shares - diluted	268

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2026
Net earnings (loss) attributable to common shareholders	$1,164	$763	$655	$(170)	$(84)

Pre-tax earnings (loss)	$2,081	$1,053	$1,165	$(53)	$(84)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(92)	51	(149)	6	—
Market related liability adjustments	(699)	—	(699)	—	—
Purchase price amortization	81	34	43	4	—
Transaction and other costs	17	—	17	—	—

Adjusted pre-tax earnings (loss)	$1,388	$1,138	$377	$(43)	$(84)

Total non-GAAP, pre-tax adjustments	$(693)	$85	$(788)	$10	$—
Income taxes on non-GAAP adjustments	154	(20)	176	(2)	—
Deferred tax asset valuation allowance	32	23	9	—	—
Non-controlling interest on non-GAAP adjustments	165	—	165	—	—
Tax expense related to change in FG tax basis	$149	$—	$—	$149	$—
Total non-GAAP adjustments	$(193)	$88	$(438)	$157	$—

Adjusted net earnings (loss) attributable to common shareholders	$971	$851	$217	$(13)	$(84)

Adjusted EPS attributable to common shareholders - diluted	$3.62

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Nine Months Ended	Consolidated	Title		Corporate and Other	Elimination
September 30, 2025
Direct title premiums	$1,820	$1,820	$—	$—	$—
Agency title premiums	2,410	2,410	—	—	—
Escrow, title related and other fees	3,783	1,772	1,871	140	—
Total title and escrow	8,013	6,002	1,871	140	—

Interest and investment income	2,394	270	2,096	113	(85)
Recognized gains and losses, net	(13)	(20)	(1)	8	—
Total revenue	10,394	6,252	3,966	261	(85)

Personnel costs	2,536	2,187	223	126	—
Agent commissions	1,872	1,872	—	—	—
Other operating expenses	1,200	996	121	83	—
Benefits & other policy reserve changes	2,698	—	2,698	—	—
Market risk benefit (gains) losses	148	—	148	—	—
Depreciation and amortization	623	110	491	22	—
Provision for title claim losses	190	190	—	—	—
Interest expense	181	—	123	58	—
Total expenses	9,448	5,355	3,804	289	—

Pre-tax earnings (loss)	$946	$897	$162	$(28)	$(85)

Income tax expense (benefit)	217	225	21	(29)	—
Earnings from equity investments	36	39	—	(3)	—
Non-controlling interests	46	17	28	1	—

Net earnings (loss) attributable to common shareholders	$719	$694	$113	$(3)	$(85)

EPS attributable to common shareholders - basic	$2.65
EPS attributable to common shareholders - diluted	$2.64

Weighted average shares - basic	271
Weighted average shares - diluted	272

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2025
Net earnings (loss) attributable to common shareholders	$719	$694	$113	$(3)	$(85)

Pre-tax earnings (loss)	$946	$897	$162	$(28)	$(85)

Non-GAAP Adjustments
Recognized (gains) and losses, net	188	20	176	(8)	—
Market related liability adjustments	50	—	50	—	—
Purchase price amortization	110	41	62	7	—
Transaction costs	19	—	15	4	—

Adjusted pre-tax earnings (loss)	$1,313	$958	$465	$(25)	$(85)

Total non-GAAP, pre-tax adjustments	$367	$61	$303	$3	$—
Income taxes on non-GAAP adjustments	(78)	(15)	(62)	(1)	—
Deferred tax asset valuation allowance	8	8	—	—	—
Non-controlling interest on non-GAAP adjustments	(46)	—	(46)	—	—
Total non-GAAP adjustments	$251	$54	$195	$2	$—

Adjusted net earnings (loss) attributable to common shareholders	$970	$748	$308	$(1)	$(85)

Adjusted EPS attributable to common shareholders - diluted	$3.57

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	September 30, 2026	December 31, 2025
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$76,452	$75,831
Goodwill	5,244	5,272
Title plant	427	424
Total assets	114,692	109,014
Notes payable	4,380	4,400
Reserve for title claim losses	1,718	1,700
Secured trust deposits	764	731
Accumulated other comprehensive (loss) earnings	(2,398)	(1,678)
Non-controlling interests	1,290	1,548
Total equity and non-controlling interests	8,661	8,972
Total equity attributable to common shareholders	7,371	7,424

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Pre-tax earnings	$391	$359	$1,053	$897
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	19	38	51	20
Purchase price amortization	12	13	34	41
Total non-GAAP adjustments	31	51	85	61
Adjusted pre-tax earnings	$422	$410	$1,138	$958
Adjusted pre-tax margin	17.1%	17.8%	16.2%	15.3%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Quarterly Opened Orders ('000's except % data)
Total opened orders*	368	391	389	332	370	366	343	299
Total opened orders per day*	5.8	6.2	6.4	5.3	5.8	5.8	5.6	4.7
Purchase % of opened orders	73%	73%	67%	65%	70%	76%	75%	72%
Refinance % of opened orders	27%	27%	33%	35%	30%	24%	25%	28%
Total closed orders*	260	273	234	259	250	246	201	232
Total closed orders per day*	4.1	4.3	3.8	4.1	3.9	3.9	3.3	3.7
Purchase % of closed orders	73%	72%	63%	65%	74%	75%	75%	72%
Refinance % of closed orders	27%	28%	37%	35%	26%	25%	25%	28%

Commercial (millions, except orders in '000's)
Total commercial revenue	$463	$440	$338	$479	$389	$333	$293	$376
Total commercial opened orders	56.1	57.9	55.2	51.4	54.8	54.1	52.6	47.5
Total commercial closed orders	31.9	32.9	28.0	32.9	30.8	29.6	26.0	28.9

National commercial revenue	$242	$258	$182	$277	$209	$178	$149	$208
National commercial opened orders	24.0	24.4	23.7	22.5	24.3	23.7	22.7	20.7
National commercial closed orders	13.4	13.5	11.7	14.2	13.1	12.0	10.2	11.8

Total Fee Per File
Fee per file	$4,229	$4,107	$3,655	$4,099	$3,994	$3,894	$3,761	$3,909
Residential fee per file	$2,910	$2,976	$2,639	$2,722	$2,908	$3,001	$2,776	$2,772
Total commercial fee per file	$14,500	$13,400	$12,100	$14,600	$12,600	$11,300	$11,300	$13,000
National commercial fee per file	$18,100	$19,200	$15,500	$19,500	$16,000	$14,900	$14,600	$17,600

Total Staffing
Total field operations employees	11,200	11,000	10,700	10,600	10,600	10,500	10,200	10,300

Actual title claims paid ($ millions)	$72	$67	$57	$80	$58	$66	$65	$75

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2026	129,000	73%	94,000	73%
August 2026	121,000	74%	84,000	73%
September 2026	118,000	73%	82,000	72%

Third Quarter 2026	368,000	73%	260,000	73%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2025	121,000	75%	84,000	75%
August 2025	117,000	71%	83,000	75%
September 2025	132,000	65%	83,000	72%

Third Quarter 2025	370,000	70%	250,000	74%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net earnings (loss) attributable to common shareholders	$535	$98	$655	$113
Non-GAAP adjustments(1):
Recognized (gains) losses, net	(176)	68	(149)	176
Market related liability adjustments	(652)	(37)	(699)	50
Purchase price amortization	13	29	43	62
Transaction and other costs	(2)	6	17	15
Income taxes on non-GAAP adjustments	171	(13)	176	(62)
Deferred tax asset valuation allowance	7	—	9	—
Non-controlling interest on non-GAAP adjustments	176	(12)	165	(46)
Adjusted net earnings (loss) attributable to common shareholders(1)	$72	$139	$217	$308

•Adjusted net earnings were $72 million for the third quarter of 2026. Investment income from alternative investments was $43 million, or $0.16 per share, below management’s long-term expected return of approximately 12%

•    Adjusted net earnings of $139 million for the third quarter of 2025 included income from $8 million, or $0.03 per share, tax valuation allowance benefit and $3 million, or $0.01 per share, of actuarial reserve release. Investment income from alternative investments was $43 million, or $0.16 per share, below management’s long-term expected return

•Adjusted net earnings of $217 million for the first nine months ended September 30, 2026 included $4 million, or $0.02 per share, of expense from investment and other income true-up adjustments. Investment income from alternative investments was $110 million, or $0.41 per share, below management’s long-term expected return

•Adjusted net earnings of $308 million for the first nine months ended September 30, 2025 included income from $13 million, or $0.04 per share, reinsurance true-up adjustment, $8 million, or $0.03 per share, tax valuation allowance benefit and $3 million, or $0.01 per share, of actuarial reserve release. Investment income from alternative investments was $135 million, or $0.50 per share, below management’s long-term expected return

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

F&G Segment (continued)

The table below provides a summary of sales highlights.

	Three months ended		Nine months ended
(In millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Indexed annuities ("FIA/RILA")	$2,143	$1,665	$5,466	$4,827
Indexed universal life ("IUL")	42	41	128	137
Pension risk transfer ("PRT")	172	538	721	1,294
Subtotal: Core sales	2,357	2,244	6,315	6,258
Fixed rate annuities ("MYGA")	73	969	357	3,438
Funding agreements ("FABN/FHLB")	570	1,025	2,220	1,550
Subtotal: Opportunistic sales(2)	643	1,994	2,577	4,988
Gross sales(1)	3,000	4,238	8,892	11,246
Sales attributable to flow reinsurance to third parties(3)	(1,595)	(1,438)	(3,778)	(3,521)
Net sales(1)	1,405	2,800	5,114	7,725

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Opportunistic sales volumes fluctuate quarter to quarter depending on economics and market opportunity
3.Sales attributable to flow reinsurance to third parties includes the reinsurance sidecar

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings attributable to common shareholders

Adjusted net earnings attributable to common shareholders (ANE) is a non-GAAP economic measure used to evaluate financial performance each period.

ANE eliminates the impact of specific items that are not indicative of the underlying economics of our business, including certain market volatility, asymmetrical and noneconomic accounting, nonrecurring items and other income and expense adjustments. These items are volatile in our reported GAAP earnings and are not indicative of the underlying profitability drivers reflected in the design and pricing of our products and/or our investment and hedging strategy, as such items fluctuate from period to period in a manner inconsistent with these drivers.

ANE provides information to enhance an investor’s understanding of our results and underlying profitability drivers by removing the impact of short-term market volatility (i.e. recognized gains and losses, market risk benefits remeasurement gains and losses, derivative gains and losses), asymmetrical and non-economic accounting (i.e. derivatives and investment hedges that do not qualify for hedge accounting, deferred pension risk transfer deferred profit liability losses), and other adjustments.

ANE is calculated by adjusting net earnings or loss attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities);
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances;
vi.Other and “non-recurring,” “infrequent” or “unusual items”: Other adjustments include removing any charges associated with U.S. guaranty fund assessments as these charges neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, but result from external situations not controlled by the Company. Further, Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these items are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that FNF does not wholly own; and
viii.Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction

Recognized gains and losses are excluded from ANE as part of both adjustments (i) and (ii). As part of those two adjustments to ANE, all material recognized gains and losses are removed except for periodic settlements of interest rate swaps used to economically hedge floating rate investments.

While these adjustments are an integral part of the overall performance of FNF, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP:

i.total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives;
ii.investments in unconsolidated affiliates at carrying value;
iii.related party loans and investments;
iv.accrued investment income;
v.the net payable/receivable for the purchase/sale of investments; and
vi.cash and cash equivalents excluding derivative collateral at the end of the period.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.